Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (“Agreement”) is made by and between Brent Bellm (“Employee”) and HomeAway, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee and Company entered into an Employee Proprietary Information Agreement effective June 15, 2010 (the “Confidentiality Agreement”);

WHEREAS, Employee and Company entered into an Executive Employment Agreement effective May 27, 2011, which was amended by an Amendment to Executive Employment Agreement dated October 14, 2014 (the “Employment Agreement”);

WHEREAS, Employee and Company entered into an Indemnification Agreement, effective May 27, 2011 (the “Indemnification Agreement”);

WHEREAS, Employee and Company have voluntarily and mutually agreed on April 21, 2015 (the “Transition Date”) to end Employee’s employment with the Company, to be effective June 15, 2015 (the “Separation Date,” and the period of time between the Transition Date and the Separation Date referred to as the “Transition Period”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

AGREEMENT

1. Duties and Scope of Employment; Goodbye Events. During the Transition Period, Employee will provide services to the Company on a full time basis through April 30, 2015 in order to facilitate an orderly transition. Beginning May 1, 2015 and for the remainder of the Transition Period, Employee agrees that he will not have any obligation to be in the Company’s offices, and that he will not attend any customer or investor meetings. Employee agrees he will not attend meetings of the Company’s management during the Transition Period. Subject to his compliance with this Agreement and applicable Company policies, Employee will be entitled to continue use of his Company email address until the Separation Date. Thereafter for three (3) months (or such longer period if Employee and the Company agree), a mutually agreed upon “bounce back” message approved by the Company and Employee (or in the absence of such agreement the Company’s standard “bounce back” message ) will be delivered in response to emails sent to Employee’s former Company email address. The Company and Employee agree that during the Transition Period Employee may spend time in the Company’s offices in Austin, Texas, Geneva or Marseilles. The Company shall coordinate and reimburse pre-approved reasonable travel related expenses.

2. Consideration During Transition Period. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions applicable to the Transition Period, and provided that Employee does not revoke the Agreement under paragraph 10 below, the Company will continue to pay Employee’s current base salary during the Transition Period at a rate of $400,365.12 per year, subject to required withholding and in accordance with the Company’s standard payroll practices.

3. Consideration Following Separation Date. Employee agrees to sign the Customary Release Agreement attached as Exhibit A (the “Release Agreement”) on or within two days following the Separation Date. Provided Employee timely signs and does not revoke the Release Agreement, and has complied with all terms of this Agreement and the Confidentiality Agreement applicable through the Separation Date, the Company agrees as follows:

a. Separation Payment. The Company agrees to pay Employee a lump sum equivalent to nine (9) months of Employee’s base salary, for a total of $300,273.84, less applicable withholding. This payment will be made to Employee within ten (10) business days after the effective date of the Release Agreement.

b. COBRA. The Company shall reimburse Employee for the payments Employee makes for COBRA coverage (at the coverage levels in effect immediately prior to the Separation Date) until the earlier of (i) six (6) months following the Separation Date, or (ii) the date upon which Employee and/or his eligible dependents become covered under similar plans, provided Employee timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for COBRA coverage.

c. Vesting Acceleration. The Company also agrees to provide the accelerated vesting set forth in more detail under paragraph 4 below.

d. Change of Control. If within the 90-day period commencing on the Separation Date the Company experiences a Change in Control (as defined in the Company’s 2011 Equity Incentive Plan), then in addition to the other benefits described in this Agreement, Employee shall be entitled to receive (i) a lump sum cash payment equal to three (3) months’ of Employee’s base salary, for a total of $100,091.28 payable within ten (10) days following the Change of Control, and (ii) Employee will receive accelerated vesting of 100% of his equity awards which are in existence as of the Effective Date and which remain unvested after operation of the acceleration described in Section 4.

4. Vesting Acceleration. As of the Separation Date, Employee will receive accelerated vesting of all of his equity awards in the amount of the unvested portions of such awards that would have vested during the period ending on the six (6) months immediately following the Separation Date. The Company also agrees to extend Employee’s exercise period for all of his stock option equity awards to March 31, 2016. The status of Employee’s equity awards and the acceleration provided hereunder is summarized on Exhibit B.

5. Announcements. The Company and Employee agree that the Company shall provide the mutually agreed upon announcement set forth in Exhibit C to the Company’s employees and board members regarding Employee’s departure on the Transition Date. The Company agrees that its public statements regarding Employee will not be inconsistent with Exhibit C, unless required by law and in such event the Company will use reasonable efforts to give Employee at least two (2) business days’ prior written notice identifying the legal requirement requiring such inconsistent statement. Employee shall not initiate any communications regarding his separation to the Company’s customers, vendors or partners. Employee further agrees that he will not initiate any discussions or communications with the Company’s investors regarding his separation. To the extent Employee is contacted by

Company investors, he agrees that he will provide a response as directed by the Company, which the Company will provide to Employee promptly upon request by Employee or which will be consistent with a mutually agreed investor communication approved by the Company and Employee.

6. Resignations. By signing below, Employee agrees to and confirms his voluntary resignation from the Board of Directors of any Company subsidiaries on which he serves, and from officer positions he holds in the Company and any Company subsidiaries. The foregoing resignations will be effective as of the Effective Date. Employee further agrees that he will promptly resign from any industry or other organizations in which he participates on behalf of the Company or otherwise represents the Company.

7. Benefits. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options (but subject to the vesting acceleration provided in paragraph 4), and the accrual of bonuses, vacation, and paid time off, will cease as of the Separation Date.

8. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement and the Release Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

9. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, parents, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship, including without limitation any claims under the Employment Agreement;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair

Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Texas Payday Act; Texas Workers’ Compensation Act; and Chapter 21 of the Texas Labor Code (also known as the Texas Commission on Human Rights Act);

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this paragraph shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary in this Agreement, the release set forth in this paragraph and in the Release Agreement does not apply to any claims for: (i) enforcement of Employee’s rights under the Indemnity Agreement, including indemnification from or by Company; (ii) enforcement of Employee’s rights under this Agreement; (iii) any rights Employee may have under Company’s 401(k) savings plan (or similar plan); or (iv) any rights Employee has under any agreements or plans covering Employee’s equity in the Company (including stock options etc.), as modified by this Agreement (the “Equity Documents”). In addition, neither this release nor the Release Agreement releases claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company).

10. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to Melissa Frugé (mfruge@homeaway.com) that is received prior to the Effective Date. The Parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period referenced above.

11. Unknown Claims. Employee acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

12. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

13. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.

14. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and any restrictive covenants contained therein. Employee’s signature below constitutes his certification under penalty of perjury that, by the Separation Date, he will return all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

15. No Cooperation. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

16. Mutual Non-Disparagement. Employee shall not, while Employee is employed by the Company or at any time thereafter, directly, or through any other personal entity, make any public or private statements that are disparaging of the Company, its business or its employees, officers, directors, or stockholders. The Company agrees to refrain from any public statements after the last signature date of the parties that are disparaging to Employee. The Company’s obligations under this section extend only to then current officers and members of the Board, and only for so long as those individuals are officers or directors of the Company. The foregoing will not prohibit the Company or Employee from responding to a subpoena, court order, or other legal requirement or enforcing its rights under this Agreement, and after the first anniversary of the Separation Date, the foregoing will not prohibit the Company or Employee from making truthful and accurate statements. Employee acknowledges that the Company is required to file this Agreement with the Securities and Exchange Commission.

17. Breach. In addition to the rights provided under the “Attorneys’ Fees” section below, Employee acknowledges and agrees that in the event the Company has a reasonable basis to believe that Employee is in material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement, and if such material breach is of a nature that is curable, the Company shall give Employee written notice specifying in reasonable detail the Company’s belief that Employee is in material breach. If Employee does not cure such material breach within two (2) business days after such notice or if such material breach is of a nature that is not curable, then the Company shall be entitled immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, in each case, pursuant to Section 20, except as provided by law.

18. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

19. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

20. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN TRAVIS COUNTY, TEXAS BEFORE THE AMERICAN ARBITRATION ASSOCIATION (“AAA”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“AAA RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE AAA RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS PARAGRAPH WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

21. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or the Company’s failure to withhold, or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

22. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

23. No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

24. No Waiver. The failure of the Company or Employee to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

25. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

26. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

27. Entire Agreement. This Agreement, together with the Release Agreement attached as Exhibit A hereto, represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Indemnification Agreement, and the Equity Documents. For purposes of clarity, this Agreement supersedes and replaces the Employment Agreement.

28. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

29. Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Texas.

30. Effective Date. Employee has seven (7) days after Employee signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (the “Effective Date”). Employee understands that this Agreement shall be null and void if not executed by Employee within the twenty-one (21) day period set forth under paragraph 10 above.

31. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

32. Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees as described in this Agreement. Employee acknowledges that:

a. he has read this Agreement;

b. he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

c. he understands the terms and consequences of this Agreement and of the releases it contains; and

d. he is fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

BRENT BELLM, an individual

Dated:	April 21, 2015	/s/ Brent Bellm
Brent Bellm

HOMEAWAY, INC.

Dated:	April 21, 2015	By	/s/ Brian Sharples
Brian Sharples
Chief Executive Officer

Exhibit A

CUSTOMARY RELEASE AGREEMENT

In consideration for the mutual promises and consideration provided both herein and in the Transition Agreement signed April 21, 2015 (the “Transition Agreement”) between Brent Bellm (“Employee”) and HomeAway, Inc. (the “Company”) (collectively the “Parties”), the Parties hereby extend by this Customary Release Agreement (the “Release Agreement”) the release and waiver provisions therein to any and all claims that may have arisen between the execution date of the Transition Agreement and the effective date of this Release Agreement, and to add such releases and waivers as provided herein, expressly including but not limited to a waiver of any federal age related claims under the ADEA. Capitalized terms used but not defined in this Release Agreement have the meaning given them in the Transition Agreement.

1. Consideration. As consideration for this Release Agreement, the Company agrees to provide Employee with the consideration set forth in the Transition Agreement and Indemnitee Agreement.

2. Release. The undersigned Parties expressly acknowledge and agree that the terms of the Transition Agreement shall apply equally to this Release Agreement, shall be construed to be extended through the effective date of this Release Agreement, and are incorporated by reference herein. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, parents, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the effective date of this Release Agreement. Notwithstanding anything to the contrary in this release Agreement, the release set forth in this paragraph and in the Transition Agreement does not apply to any claims for: (i) enforcement of Employee’s rights under the Indemnity Agreement, including indemnification from or by Company; (ii) enforcement of Employee’s rights under the Transition Agreement and/or this Release Agreement; (iii) any rights Employee may have under Company’s 401(k) savings plan (or similar plan); or (iv) any rights Employee has under the Equity Documents. In addition, neither this Release Agreement nor the release in the Transition Agreement releases claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company).

3. Unknown Claims. Employee acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

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4. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Release Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release Agreement; (b) he has twenty-one (21) days within which to consider this Release Agreement; (c) he has seven (7) days following his execution of this Release Agreement to revoke this Release Agreement; (d) this Release Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Release Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Release Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to Melissa Frugé (mfruge@homeaway.com) that is received prior to the effective date. The Parties agree that changes to this Release Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period referenced above.

5. Effective Date. Employee has seven (7) days after Employee signs this Release Agreement to revoke it. This Release Agreement will become effective on the eighth (8th) day after Employee signed this Release Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date.

6. Voluntary Execution. Employee understands and agrees that he executed this Release Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees as stated herein. Employee acknowledges that: (a) he has read this Release Agreement; (b) he has been represented in the preparation, negotiation, and execution of this Release Agreement by legal counsel of his own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Release Agreement and of the releases it contains; and (d) he is fully aware of the legal and binding effect of this Release Agreement.

7. Entire Agreement. This Release Agreement, together with the Transition Agreement (and any agreements survived thereunder), represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Release Agreement and Employee’s employment with the Company, transition of employment, and resignation from employment with the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Release Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Indemnification Agreement, and the Equity Documents.

8. Governing Law. This Release Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Texas.

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IN WITNESS WHEREOF, the Parties have executed this Release Agreement on the respective dates set forth below.

BRENT BELLM, an individual

Dated:
Brent Bellm

HOMEAWAY, INC.

Dated:	By
Brian Sharples
Chief Executive Officer

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Exhibit B

Equity Summary

Grant Date	Total Number of Shares/Options/Units	Exercise Price/Purchase Price Per Share	Shares Vested as of Separation Date (Prior to Acceleration)	Acceleration Shares	Total Shares Vested as of the Separation Date (with Acceleration)
03/27/2012	18,669	$0.000	14,001	2,334	16,335
03/27/2012	80,668	$25.540	63,862	10,083	73,945
03/05/2013	26,583	$0.000	13,292	0	13,292
03/05/2013	86,076	$30.430	46,624	10,759	57,383
05/01/2014	59,000	$0.000	14,750	0	14,750
05/01/2014	82,000	$33.440	22,208	10,250	32,458
06/28/2010	589,110	$13.930	578,693	10,417	589,110

Any error in this Exhibit will not diminish in any way Employee’s rights to the actual equity grants nor to the benefits accorded to such grants as described in the Agreement.

Exhibit C

Employee Announcement

After five years at HomeAway, Brent has submitted his resignation effective June 15, 2015 to pursue opportunities outside of the company.

Brent has been integral to HomeAway’s growth and success the past several years. He and I agree that our time together has been successful, and that now is an appropriate time – both for him and the company – to make a change. Most importantly, we both believe that leaders on his team have demonstrated the talent and performance to take on the responsibilities that he has held the last five years, and that they deserve the opportunity to take HomeAway to the next level. For his part, Brent is ready for the challenge of an expanded role at another company, perhaps in a CEO-type role.

Under Brent’s direction, HomeAway has built a deep and strong business team. While this decision will bring change to HomeAway, it opens opportunities for leadership growth for a group of very talented people. Brent has been gracious to share his views on our ideal organization post-transition, which we’ll announce in the coming days. Other leadership roles will also be clarified and filled as the senior leaders settle in and identify growth opportunities within their teams.

We are very proud of what Brent has accomplished here, and we expect him to do great things in whatever new challenge he chooses to pursue. I want to thank Brent for his unwavering dedication to HomeAway’s mission, customers and employees. But most of all for his intellectual honesty and his unique passion for excellence that has infected all of us with a desire to strive to be our very best.

Brent, you will be greatly missed, and forever a part of the HomeAway family. I can’t thank you enough for all you’ve done, and can’t wait to see what you do next!

Brian